UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 20, 2006

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Suite 2808,International Chamber of Commerce Tower
Fuhua Three Road, Shenzhen, PRC 518048

(Address Of Principal Executive Offices) (Zip Code)

011 86 755 8831 2115
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 20, 2006, New Dragon Asia Corp. (the “Company”) announced that it will hold a conference call open to the public regarding its earnings results for the full year and fourth quarter of fiscal 2005. The Chief Financial Officer of the Company, Mr. Peter Mak, will host the conference call on Tuesday, March 21, 2006 at 8:30 a.m. New York time (1:30 p.m. London time and 9:30 p.m. China time).  Details regarding the telephone dial-in instructions are contained in the attached press release, which is being furnished as Exhibit 99.1 hereto and incorporated herein by reference. Access to the call will also be available via webcast at the Internet website at http://www.irconnect.com/nwd/pages/news.html.

The information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press release dated March 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By: /s/ Peter Mak
Name: Peter Mak
Title: Chief Financial Officer

Dated: March 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 20, 2006.